Exhibit 99.1

Annie’s Hires Amanda Martinez as Executive Vice President Operations & Administration; Appoints Mark Mortimer Executive Vice President, Sales & Marketing

New Positions Strengthen Leadership Team to Support Growth and Operational Excellence

BERKELEY, Calif.—(BUSINESS WIRE)—Jan. 7, 2013—Annie’s, Inc. (NYSE: BNNY), a leading natural and organic food company, today announced the appointment of Amanda Martinez to the newly created position of Executive Vice President, Operations & Administration and the promotion of Mark Mortimer to Executive Vice President, Sales & Marketing, Chief Customer Officer, also a new position, effective January 14, 2013. Both executives will be based in the company’s Berkeley headquarters and report directly to John Foraker, CEO of Annie’s.

Ms. Martinez will oversee operations and supply chain, human resource development, and sustainability initiatives. Mr. Mortimer, who has been Annie’s Chief Customer Officer since 2010, will expand his responsibilities to cover all sales and marketing functions within the company.

“These appointments are part of our overall effort to position Annie’s to thrive as we continue to grow and expand. Amanda will complement our strong existing capabilities in operations and supply chain management. Amanda has a proven track record as a leader and team builder, and she’s a great fit with our corporate culture. Mark is an exceptional leader and a standard bearer of the Annie’s culture, mission, and values that are so important to us and to our consumers, and I am excited about the contributions he will make in his broader role by integrating our strong sales and marketing capabilities to further drive success,” said Mr. Foraker.

Throughout her time with Safeway, Ms. Martinez was recognized by the company and industry groups as an experienced strategist and tactical operating executive. In addition to most recently serving as Safeway, Inc.’s Vice President, Frozen Food, Ms. Martinez has served in many other operations and supply chain leadership positions at the company, including procurement, marketing business processes, supply operations, and logistics and manufacturing. She has deep and varied experience across food production, including frozen, beverage, and baked goods.

Mr. Mortimer joined Annie’s in 2006 as the Senior Vice President, Sales & Brand Management before being named Annie’s Chief Customer Officer in 2010. In this role, he has been responsible developing relationships with retail partners across Annie’s distribution network. Prior to joining the company, Mark was Senior Vice President, Business Development with ConAgra Foods and Vice President, Sales, Club/Mass with Del Monte Foods.

About Annie’s

Annie’s (NYSE: BNNY) is a natural and organic food company that offers great-tasting products in large packaged food categories. Annie’s products are made without artificial flavors and synthetic colors and preservatives regularly used in many conventional packaged foods. Today, Annie’s offers over 125 products and is present in over 25,000 retail locations in the United States and Canada. Founded in 1989, Annie’s is committed to operating in a socially responsible and environmentally sustainable manner. For more information, visit www.annies.com.

Forward Looking Statements

Certain statements in this press release, including Annie’s statements regarding our continuing growth and expansion are “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words like “continue,” “could,” “expect,” “may,” “plan,” “potential,” “future,” “will,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations and are subject to uncertainty and changes in circumstances and are subject to significant risks. We cannot assure you that future developments affecting us will be those that we have anticipated. Actual results may differ materially from these expectations due to changes in global, national, regional or local economic, business, competitive, market, regulatory and other factors, many of which are beyond our control. We believe that these factors include those disclosed in “Risk Factors” in our Form 10-K for fiscal 2012 filed with the U.S. Securities and Exchange Commission on June 8, 2012. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by us in this press release speaks only as of the date hereof. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

Contacts

for Annie’s, Inc.

Donald C. Cutler, 415-852-3903

Donald-CCutler@kekst.com